EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of American HealthChoice, Inc. on Form SB-2 (No. 333-                    ) of our report, dated December 2, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas
July 21, 2006